BOSTON SCIENTIFIC SECOND QUARTER RESULTS EXCEED CONSENSUS SALES AND EPS; FULL-YEAR GUIDANCE RAISED
Company also announces new share repurchase, China investment and restructuring program

Natick, MA (July 28, 2011) -- Boston Scientific Corporation (NYSE: BSX) today announces financial results for the second quarter ended June 30, 2011, as well as net sales and earnings per share (EPS) guidance for the third quarter and updated guidance for the full year 2011.  The Company exceeded its EPS guidance range for the quarter and is raising EPS guidance for the remainder of the year.

Delivering strong execution of its POWER business strategy, the Company also announces the prepayment of the remaining $750 million of its term loan borrowings, which reduced its gross debt to $4.2 billion, consistent with the target capital structure, with no further debt maturities until 2014; a new $1.0 billion share repurchase program; and a productivity-enhancing restructuring program as anticipated during the Company's Investor Day held in November 2010. Yesterday, the Company announced an additional $150 million investment in China to drive growth and increase market share through local manufacturing, physician training and an expanded commercial footprint.

Second quarter and other highlights:

•
Achieved second quarter sales of $1.975 billion, at the higher end of the Company's previous guidance range, and reported GAAP earnings of $0.10 per share, a 66 percent increase over the second quarter of 2010, and adjusted EPS of $0.17, a 42 percent increase over the second quarter of 2010, both exceeding previous guidance

•
Received FDA approval and launched in the U.S. the IONTM Paclitaxel-Eluting Platinum Chromium Coronary Stent System, the Company's third-generation drug-eluting stent (DES) technology, driving its U.S. DES market share to 50 percent and maintaining its worldwide DES market leadership at 36 percent

•
Launched the Company's next-generation ENERGENTM and PUNCTUATM cardiac resynchronization therapy defibrillator (CRT-D) systems and implantable cardioverter defibrillator (ICD) systems -- the world's smallest and thinnest high-energy devices to treat heart failure and sudden cardiac death -- in Europe and other international markets

•
Increased Neuromodulation sales 16 percent, Peripheral Interventions sales 7 percent, Endoscopy sales 6 percent and Urology sales 6 percent, all on a worldwide constant currency basis, on the strength of new product introductions and continued adoption

•
Reduced gross debt to $4.2 billion, consistent with the target capital structure, with the prepayment of the remaining $750 million of term loan borrowings during the quarter on the strength of $390 million of cash generated from operations ($468 million on an adjusted free cash flow basis), bringing total debt prepayment to over $1.8 billion during the past year

•	Achieved investment grade status with Fitch Ratings and moved to positive outlook by Moody's Investor Services

•	Announced a new program to repurchase up to $1.0 billion shares of common stock, which is in addition to the approximately 37 million shares remaining under a previous share repurchase program

•
Announced a restructuring program aimed at increasing productivity, which is expected to generate gross annual savings of $225 million to $275 million exiting 2013, composed primarily of activities under the Company's corporate Zero-Based Budgeting Initiative and components of its Emerging Markets Initiative, and

•
Announced an additional five-year, $150 million investment in China to leverage critical growth drivers, which include developing local manufacturing capabilities and building a Boston Scientific training center. In addition, the Company expects to increase its employee base in China from approximately 200 to more than 1,200 during the period. These initiatives are expected to drive an expansion of Boston Scientific's current sales force to approximately 700 employees and the creation of a fully staffed manufacturing infrastructure. During the second quarter, Boston Scientific received registration approval for the PROMUS Element™ Everolimus-Eluting Platinum Chromium Coronary Stent from the State Food and Drug Administration of the People's Republic of China. The Company expects to launch the product in the fourth quarter of 2011.

“Our POWER strategy is gaining traction and beginning to deliver tangible results,” stated Ray Elliott, President and Chief Executive Officer of Boston Scientific Corporation. “In addition to solid second quarter financial results, we have now announced the prepayment of our remaining term loan borrowings, a share buyback program, a productivity-focused restructuring program and an additional investment in China, all of which are key steps on the path to achieving our goals. That's great news for our employees, shareholders and customers! We remain confident that Boston Scientific is POWERed for long term, sustainable growth.”

Net sales for the second quarter of 2011 were $1.975 billion, as compared to net sales of $1.928 billion for the second quarter of 2010, an increase of 2 percent. Excluding the impact of changes in foreign currency exchange rates and sales from divested businesses, net sales remained flat as compared to the prior period.

Worldwide net sales for the second quarter - on a constant currency and as reported basis - were as follows:

			Change
	Three Months Ended		As Reported	Constant
	June 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

Cardiac Rhythm Management	$544	$527	3%	(2)%

Interventional Cardiology	652	657	(1)%	(6)%
Peripheral Interventions	189	166	14%	7%
Cardiovascular Group	841	823	2%	(3)%

Electrophysiology	38	37	2%	(1)%

Endoscopy	298	265	12%	6%

Urology/Women's Health	127	120	6%	3%

Neuromodulation	84	72	17%	16%

Subtotal	1,932	1,844	5%	0%

Divested Businesses	43	84	N/A	N/A

Worldwide	$1,975	$1,928	2%	(2)%

On a GAAP basis, net income for the second quarter of 2011 was $146 million, or $0.10 per share. These results included intangible asset impairment charges; acquisition-, divestiture-, and restructuring-related charges; and amortization expense, totaling $116 million, or $0.07 per share, which consisted primarily of:

•
$9 million ($12 million pre-tax) of intangible asset impairment charges associated with changes in the timing and amount of expected cash flows associated with certain acquired in-process research and development projects;

•	$6 million ($7 million pre-tax) of contingent consideration expense;

•	$21 million ($30 million pre-tax) of restructuring charges associated with the Company's 2010 Restructuring plan and Plant Network Optimization program, and

•	$79 million ($96 million pre-tax) of amortization expense.

Adjusted net income for the second quarter of 2011, excluding these net charges, was $262 million, or $0.17 per share.

On a GAAP basis, net income for the second quarter of 2010 was $98 million, or $0.06 per share. Reported results included goodwill impairment-related credits; restructuring-related charges; and amortization expense (after-tax) totaling $92 million, or $0.06 per share. Adjusted net income for the second quarter of 2010, excluding these net charges, was $190 million, or $0.12 per share.

Restructuring Program

Demonstrating further progress on its POWER strategy, Boston Scientific also announces a restructuring program designed to strengthen operational effectiveness and efficiencies, increase competitiveness and support new investments, thereby increasing shareholder value. Key activities under the program, of which the Company's Zero-Based Budgeting (ZBB) Initiative and components of the Emerging Markets Initiative (EMI) are a part, include standardizing and automating certain processes and activities; relocating select administrative and functional activities; rationalizing organizational reporting structures; leveraging preferred vendors, and taking other actions aimed at increasing overall productivity.

The Company estimates the program will reduce annual pre-tax operating expenses by approximately $225 million to $275 million exiting 2013, a portion of which will be reinvested in targeted areas necessary for future growth, including the previously announced Priority Growth Initiatives (PGI) and EMI.
Program activities will start to be initiated in the third quarter of 2011 and are expected to be substantially completed by the end of 2013. The Company anticipates the reduction of 1,200 to 1,400 positions worldwide through a combination of employee attrition and targeted headcount reductions as the program is implemented. Plans detailing specific employee impacts will be developed for each affected region and business, and the Company will consult in due course with relevant employee representative bodies, where required under local laws.
The Company estimates the program will result in total pre-tax charges of approximately $155 million to $210 million, and that approximately $150 million to $200 million of these charges will result in future cash outlays.

The Company anticipates that during the third quarter of 2011, it will record approximately $10 million of restructuring charges associated with the program.  The Company will record the remaining expenses throughout the duration of the program when it identifies with more specificity the head count to be eliminated and as other program-related expenses are incurred.

Guidance for Third Quarter and Full Year 2011

The Company estimates net sales for the third quarter of 2011 in a range of $1.870 billion to $1.970 billion. Compared to net sales for the third quarter of 2010, this range assumes a $40 million negative impact from the divestiture of the Company's former Neurovascular business. The Company estimates earnings on a GAAP basis in a range of $0.03 to $0.08 per share. Adjusted earnings, excluding acquisition-, divestiture- and restructuring-related net charges and amortization expense, are estimated in a range of $0.11 to $0.14 per share. Recent acquisitions are expected to dilute third quarter 2011 adjusted earnings by approximately $0.01 per share as compared to the prior year, and the divestiture of the Neurovascular business is expected to dilute third quarter 2011 adjusted earnings by $0.01 per share.

The Company now estimates net sales for the full year 2011 in a range of $7.675 billion to $7.875 billion. Compared to full year 2010 net sales, this range now assumes a $201 million negative impact from the divestiture of the Neurovascular business. Recent acquisitions are not expected to contribute to 2011 sales. The Company now estimates earnings on a GAAP basis in a range of $0.22 to $0.30 per share for the full year 2011. Adjusted earnings, excluding goodwill and other intangible asset impairment charges; acquisition-, divestiture, and restructuring-related net credits; discrete tax items and amortization expense, are being raised from previous guidance of $0.58 to $0.68 per share to an estimated range of $0.64 to $0.70 per share for the full year 2011.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call at 8:00 a.m. (ET) today. The Company will webcast the call to all interested parties through its website at www.bostonscientific.com/investors. Please visit the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

About Boston Scientific

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings and adjusted earnings for the third quarter and full year 2011, including expected impacts of acquisitions and the Neurovascular divestiture; our financial performance; the market for our products and our share of such markets; the strength of our cash flows and balance sheet; our POWER business and investment strategy; growth initiatives and prospects, including in China and other emerging markets; functional and operational productivity goals; product launches; hiring plans in China and our restructuring activities.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future political, environmental, economic, competitive, reimbursement, legal and regulatory conditions; new product introductions and the market acceptance of those products; the market for our products, including the U.S. CRM market; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights and related and other litigation; financial market conditions; the effect of our goodwill impairment charges and our restructuring initiatives; integration of acquired companies; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information

A reconciliation of the Company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Denise Kaigler
508-650-8330 (office)
Media Relations
Boston Scientific Corporation
denise.kaigler@bsci.com

Erik Kopp
508-650-8660 (office)
Media Relations
Boston Scientific Corporation
erik.kopp@bsci.com

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
in millions, except per share data	2011	2010	2011	2010

Net sales	$1,975	$1,928	$3,900	$3,888
Cost of products sold	688	654	1,319	1,316
Gross profit	1,287	1,274	2,581	2,572

Operating expenses:
Selling, general and administrative expenses	642	634	1,237	1,262
Research and development expenses	223	232	435	485
Royalty expense	52	57	103	108
Amortization expense	96	124	228	252
Goodwill impairment (credits) charges		(31)	697	1,817
Intangible asset impairment charges	12		12	60
Contingent consideration expense	7		13
Acquisition-related milestone				(250)
Restructuring charges	18	27	56	93
Gain on divestiture			(760)
	1,050	1,043	2,021	3,827
Operating income (loss)	237	231	560	(1,255)

Other income (expense):
Interest expense	(73)	(103)	(148)	(195)
Other, net	(6)	(9)	19	(5)
Income (loss) before income taxes	158	119	431	(1,455)
Income tax expense	12	21	239	36
Net income (loss)	$146	$98	$192	$(1,491)

Net income (loss) per common share - basic	$0.10	$0.06	$0.12	$(0.98)
Net income (loss) per common share - assuming dilution	$0.10	$0.06	$0.12	$(0.98)

Weighted-average shares outstanding
Basic	1,528.6	1,516.6	1,527.5	1,515.6
Assuming dilution	1,535.8	1,525.3	1,536.0	1,515.6

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30,	December 31,
in millions, except share data	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$154	$213
Trade accounts receivable, net	1,334	1,320
Inventories	927	894
Deferred income taxes	417	429
Assets held for sale	7	576
Prepaid expenses and other current assets	310	183
Total current assets	3,149	3,615

Property, plant and equipment, net	1,702	1,697
Goodwill	9,758	10,186
Other intangible assets, net	6,684	6,343
Other long-term assets	266	287
	$21,559	$22,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$4	$504
Accounts payable	223	184
Accrued expenses	1,329	1,626
Other current liabilities	336	295
Total current liabilities	1,892	2,609

Long-term debt	4,197	4,934
Deferred income taxes	1,916	1,644
Other long-term liabilities	2,014	1,645

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares, issued 1,528,799,782 shares as of June 30, 2011 and	15	15
1,520,780,112 shares as of December 31, 2010
Additional paid-in capital	16,278	16,232
Accumulated deficit	(4,630)	(4,822)
Other stockholders' deficit	(123)	(129)
Total stockholders' equity	11,540	11,296
	$21,559	$22,128

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30,
	2011		2010
		Impact		Impact
	Net	per diluted	Net	per diluted
in millions, except per share data	income	share	income	share
GAAP net income	$146	$0.10	$98	$0.06
Non-GAAP adjustments:
Goodwill impairment credit			(31)	(0.02)
Intangible asset impairment charges	9	0.01
Acquisition-related charges	6	0.00
Divestiture-related charges	1	0.00
Restructuring-related charges	21	0.01	29	0.02
Amortization expense	79	0.05	94	0.06
Adjusted net income	$262	$0.17	$190	$0.12

	Six Months Ended June 30,
	2011		2010
		Impact	Net	Impact
	Net	per diluted	(loss)	per diluted
in millions, except per share data	income	share	income	share
GAAP net income (loss)	$192	$0.12	$(1,491)	$(0.98)
Non-GAAP adjustments:
Goodwill impairment charges	697	0.45	1,817	1.20	*
Intangible asset impairment charges	9	0.00	51	0.03	*
Acquisition-related net credits	(23)	(0.01)	(216)	(0.14)	*
Divestiture-related net credits	(530)	(0.34)
Restructuring-related charges	56	0.04	85	0.05	*
Discrete tax items	4	0.00
Amortization expense	193	0.13	195	0.13	*
Adjusted net income	$598	$0.39	$441	$0.29

* Assumes dilution of 9.1 million shares for the six months ended June 30, 2010 for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Six Months Ended
in millions	June 30,		June 30,
	2011	2010	2011	2010
Goodwill impairment net (credits) charges:
Goodwill impairment credits		$(31)		$(31)
Goodwill impairment charge			$697	1,848
		(31)	697	1,817
Income tax benefit (a)
Goodwill impairment net (credits) charges, net of tax		$(31)	$697	$1,817

Intangible asset impairment charges:
Intangible asset impairment charges	$12		$12	$60
Income tax benefit (a)	(3)		(3)	(9)
Intangible asset impairment charges, net of tax	$9		$9	$51

Acquisition-related net charges (credits):
Contingent consideration expense	$7		$13
Acquisition-related milestone				$(250)
Acquisition-related costs (b)			2
Inventory step-up adjustment (c)			1
Gain on previously held equity interests (d)			(38)
	7		(22)	(250)
Income tax expense (a)	(1)		(1)	34
Acquisition-related net charges (credits), net of tax	$6		$(23)	$(216)

Divestiture-related net charges (credits):
Gain on divestiture			$(760)
Divestiture-related costs (c)	$1		2
	1		(758)
Income tax expense (a)			228
Divestiture-related net charges (credits), net of tax	$1		$(530)

Restructuring-related charges:
Restructuring charges	$18	$27	$56	$93
Restructuring-related charges (e)	12	14	24	28
	30	41	80	121
Income tax benefit (a)	(9)	(12)	(24)	(36)
Restructuring-related charges, net of tax	$21	$29	$56	$85

Discrete tax items:
Income tax benefit (a)			$4

Amortization expense:
Amortization expense	$96	$124	$228	$252
Income tax benefit (a)	(17)	(30)	(35)	(57)
Amortization expense, net of tax	$79	$94	$193	$195

(a)     Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."
(b)     Recorded to selling, general and administrative expenses.
(c)     Recorded to cost of products sold.
(d)     Recorded to other, net.
(e)     In the second quarter of 2011, recorded $10 million to cost of products sold and $2 million to selling, general and administrative expenses. In the second quarter of 2010, recorded $13 million to cost of products sold and $1 million to selling, general and administrative expenses. In the first half of 2011, recorded $21 million to cost of products sold and $3 million to selling, general and administrative expenses. In the first half of 2010, recorded $26 million to cost of products sold and $2 million to selling, general and administrative expenses.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	June 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

United States	$1,040	$1,046	(1)%	(1)%

EMEA	459	421	9%	(3)%
Japan	235	209	12%	0%
Inter-Continental	198	168	18%	8%
International	892	798	12%	0%

Subtotal	1,932	1,844	5%	0%

Divested Businesses	43	84	N/A	N/A

Worldwide	$1,975	$1,928	2%	(2)%

			Change
	Three Months Ended		As Reported	Constant
	June 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

Cardiac Rhythm Management	$544	$527	3%	(2)%

Interventional Cardiology	652	657	(1)%	(6)%
Peripheral Interventions	189	166	14%	7%
Cardiovascular Group	841	823	2%	(3)%

Electrophysiology	38	37	2%	(1)%

Endoscopy	298	265	12%	6%

Urology/Women's Health	127	120	6%	3%

Neuromodulation	84	72	17%	16%

Subtotal	1,932	1,844	5%	0%

Divested Businesses	43	84	N/A	N/A

Worldwide	$1,975	$1,928	2%	(2)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Six Months Ended		As Reported	Constant
	June 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

United States	$2,063	$2,082	(1)%	(1)%

EMEA	912	870	5%	(1)%
Japan	470	435	8%	(3)%
Inter-Continental	378	328	15%	8%
International	1,760	1,633	8%	0%

Subtotal	3,823	3,715	3%	0%

Divested Businesses	77	173	N/A	N/A

Worldwide	$3,900	$3,888	0%	(3)%

			Change
	Six Months Ended		As Reported	Constant
	June 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

Cardiac Rhythm Management	$1,103	$1,065	4%	1%

Interventional Cardiology	1,288	1,347	(4)%	(8)%
Peripheral Interventions	365	331	10%	6%
Cardiovascular Group	1,653	1,678	(1)%	(5)%

Electrophysiology	74	75	(1)%	(3)%

Endoscopy	585	525	11%	7%

Urology/Women's Health	247	232	6%	4%

Neuromodulation	161	140	16%	15%

Subtotal	3,823	3,715	3%	0%

Divested Businesses	77	173	N/A	N/A

Worldwide	$3,900	$3,888	0%	(3)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q2 2011 Net Sales as compared to Q2 2010
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(6)	$(6)

EMEA	38	(12)	$50
Japan	26	(1)	26
Inter-Continental	30	14	17
International	94	1	93

Subtotal	88	(5)	93

Divested Businesses	(41)	(44)	3

Worldwide	$47	$(49)	$96

	Q2 2011 Net Sales as compared to Q2 2010
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Cardiac Rhythm Management	$17	$(10)	$27

Interventional Cardiology	(5)	(39)	34
Peripheral Interventions	23	12	11
Cardiovascular Group	18	(27)	45

Electrophysiology	1	0	1

Endoscopy	33	16	17

Urology/Women's Health	7	4	3

Neuromodulation	12	12	0

Subtotal	88	(5)	93

Divested Businesses	(41)	(44)	3

Worldwide	$47	$(49)	$96

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q2 2011 YTD Net Sales as compared to Q2 2010 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(19)	$(19)

EMEA	42	(9)	$51
Japan	35	(14)	49
Inter-Continental	50	25	25
International	127	2	125

Subtotal	108	(17)	125

Divested Businesses	(96)	(100)	4

Worldwide	$12	$(117)	$129

	Q2 2011 YTD Net Sales as compared to Q2 2010 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Cardiac Rhythm Management	$38	$6	$32

Interventional Cardiology	(59)	(107)	48
Peripheral Interventions	34	19	15
Cardiovascular Group	(25)	(88)	63

Electrophysiology	(1)	(2)	1

Endoscopy	60	36	24

Urology/Women's Health	15	10	5

Neuromodulation	21	21	0

Subtotal	108	(17)	125

Divested Businesses	(96)	(100)	4

Worldwide	$12	$(117)	$129

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended June 30

in millions	U.S.			International		Worldwide
	Q2 2011	Q2 2010		Q2 2011	Q2 2010	Q2 2011	Q2 2010
Defibrillator systems	$243	$238	*	$150	$141	$393	$379
Pacemaker systems	72	84		79	64	151	148
Total CRM products	$315	$322		$229	$205	$544	$527

in millions	U.S.		International		Worldwide
	Q2 2011	Q2 2010	Q2 2011	Q2 2010	Q2 2011	Q2 2010
Drug-eluting stent systems	$208	$209	$192	$180	$400	$389
Bare-metal stent systems	8	12	20	21	28	33
Total coronary stent systems	$216	$221	$212	$201	$428	$422

Six Months Ended June 30

in millions	U.S.			International		Worldwide
	YTD 2011	YTD 2010		YTD 2011	YTD 2010	YTD 2011	YTD 2010
Defibrillator systems	$509	$484	*	$301	$285	$810	$769
Pacemaker systems	145	164		148	132	293	296
Total CRM products	$654	$648		$449	$417	$1,103	$1,065

in millions	U.S.		International		Worldwide
	YTD 2011	YTD 2010	YTD 2011	YTD 2010	YTD 2011	YTD 2010
Drug-eluting stent systems	$392	$419	$387	$377	$779	$796
Bare-metal stent systems	17	24	41	46	58	70
Total coronary stent systems	$409	$443	$428	$423	$837	$866

* Q2 2010 U.S. sales of the Company's defibrillator systems included an estimated $62 million negative impact associated with being off the market in the U.S. for a portion of Q2 due to the ship hold and product removal actions related to these products. Q2 2010 YTD sales were negatively impacted by an estimated $134 million.

BOSTON SCIENTIFIC CORPORATION
SUPPLEMENTAL NON-GAAP RECONCILIATIONS
(Unaudited)

Adjusted Free Cash Flow

Three Months Ended June 30, 2011
in millions
Cash generated from operations	$390
Less: Capital expenditures	82
Free cash flow	308
Plus: Restructuring payments	38
Plus: Special tax items	122
Adjusted free cash flow	$468

Urology/Women's Health Sales Growth

			Change
	Three Months Ended		As Reported	Constant
	June 30,		Currency	Currency
in millions	2011	2010	Basis	Basis

Urology	$87	$80	9%	6%
Women's Health	40	40	0%	(3)%
Urology/Women's Health	$127	$120	6%	3%

	Q2 2011 Net Sales as compared to Q2 2010
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency
Urology	$7	$5	$2
Women's Health	0	(1)	1
Urology/Women's Health	$7	4	$3

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SUPPLEMENTAL NON-GAAP RECONCILIATIONS, CONT.
(Unaudited)

Q3 and Full Year 2011 EPS Guidance

	Q3 2011 Estimate		Full Year 2011 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.03	$0.08	$0.22	$0.30

Goodwill impairment charge			0.45	0.45
Other intangible asset impairment charges			0.01	0.01
Estimated acquisition-related net charges	0.01	0.00	0.00	0.00
Estimated divestiture-related net charges (credits)	0.00	0.00	(0.34)	(0.35)
Estimated restructuring-related charges	0.02	0.01	0.07	0.06
Discrete tax items			0.00	0.00
Estimated amortization expense	0.05	0.05	0.23	0.23

Adjusted results	$0.11	$0.14	$0.64	$0.70

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, and adjusted free cash flow. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. The GAAP financial measure most directly comparable to adjusted free cash flow is cash generated from operations. To calculate regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates. The GAAP financial measure most directly comparable to this non-GAAP financial measure is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of the Company's operating segments. The adjustments excluded from the Company's non-GAAP financial measures are consistent with those excluded from its reportable segments' measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company's chief operating decision maker and are used to make operating decisions and assess performance.

The Company believes that presenting adjusted net income, adjusted net income per share, regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, and adjusted free cash flow in addition to the corresponding GAAP financial measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific's results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific's investors to understand the Company's operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and six months ended June 30, 2011 and 2010 and for the forecasted three month period ending September 30, 2011 and full year ending December 31, 2011, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share

Goodwill and other intangible asset impairment charges (credits) - These amounts represent non-cash write-downs and related true-ups of the Company's goodwill balance attributable to its U.S. Cardiac Rhythm Management business, as well as certain intangible asset balances. Management removes the impact of these charges (credits) from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and pay down debt. Therefore, these charges (credits) are excluded from management's assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded these charges (credits) for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance, particularly in terms of liquidity.

Acquisition-related (credits) charges - These adjustments consist of (a) acquisition-related gains on previously held equity interests, (b) contingent consideration expense, (c) a gain on an acquisition-related milestone receipt, (d) due diligence, other fees and exit costs, and (e) an inventory step-up adjustment. The acquisition-related gains on previously held equity interests is a non-recurring benefit associated with acquisitions completed in the first quarter of 2011. Contingent consideration expense is a non-cash charge representing accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. The gain on an acquisition-related milestone receipt resulted from a 2010 receipt related to Guidant Corporation's sale of its vascular intervention and endovascular solutions businesses to Abbott Laboratories, and is not indicative of future operating results. Due diligence, other fees and exit costs include legal, tax and other one time expenses associated with prior acquisitions that are not representative of on-going operations. The inventory step-up adjustment is a non-cash charge related to acquired inventory directly attributable to prior acquisitions and is not indicative of the Company's on-going operations, or on-going cost of products sold. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Divestiture-related (credits) charges - These amounts represent (a) gains resulting from business divestitures and (b) fees and separation costs associated with business divestitures. The Company completed the sale of its Neurovascular business in January 2011 and the resulting gain is not indicative of future operating performance and is not used by management to assess operating performance. Fees and separation costs represent those associated with the Company's divestiture of its Neurovascular business and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Restructuring and restructuring-related costs - These adjustments represent primarily severance, fixed asset write-offs, costs to transfer production lines from one facility to another, and other costs associated with the Company's 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan. These expenses are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges (credits). These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and for comparison to the Company's past operating performance.

Amortization expense - Amortization expense is a non-cash charge and does not impact the Company's liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance, particularly in terms of liquidity.

Regional and Divisional Revenue Growth Rates Excluding the Impact of Changes in Foreign Currency Exchange Rates

Changes in foreign currency exchange rates - The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of changes in foreign currency exchange rates for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company's current operating performance and comparison to the Company's past operating performance.

Adjusted Free Cash Flow

Capital expenditures - This adjustment represents additions to property, plant and equipment necessary to fund the Company's future growth. The Company adjusts its cash generated from operations by these recurring expenditures, as management believes this measurement to be useful as an indicator of the Company's ability to service its debt, meet other payment obligations and make strategic acquisitions and fund other corporate initiatives. Accordingly, management included these payments to facilitate an evaluation of the Company's current operating performance and comparison to the Company's past operating performance.

Restructuring payments - This adjustment represents cash payments associated primarily with severance, costs to transfer production lines from one facility to another and other costs associated with the Company's 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan. These represent non-operational uses of cash and are excluded from the calculation of the covenants included in the Company's revolving credit facility agreement. Accordingly, management adds back these payments to cash generated from operations for purposes of calculating this non-GAAP financial measure in order to facilitate an evaluation of the Company's current operating cash flow and a comparison to the Company's past operating cash flow.

Special tax items - This adjustment represents net tax amounts associated with the Company's sale of its Neurovascular business, and are not indicative of future periods or comparable to prior periods. Accordingly, management adds back these items to cash generated from operations for purposes of calculating this non-GAAP financial measure in order to facilitate an evaluation of the Company's current operating cash flow and a comparison to the Company's past operating cash flow.

Adjusted net income, adjusted net income per share, regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, and adjusted free cash flow are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than Boston Scientific does, which may limit the usefulness of those measures for comparative purposes.